UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

PriceSmart, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 7, the Compensation Committee of the Board of Directors of PriceSmart, Inc. (the “Company”) approved an increase in Robert Price’s annual salary as Chief Executive Officer of the Company from $75,000 to $350,000, effective immediately. Mr. Price is not expected to participate in the Company’s equity incentive plans or in any annual bonus plans. From April 2003 until October 2005, Mr. Price did not accept any compensation for his services as Chief Executive Officer, partially in recognition of the Company’s cash shortage during such period. Effective November 14, 2005, the Compensation Committee approved a salary of $75,000 per year for Mr. Price. The salary was set at a below-market level at Mr. Price’s request. The Compensation Committee approved the increase on December 7 in recognition of the Company’s improved results of operations and cash position.

Additionally, the Compensation Committee approved an award, effective December 7, 2006, to Jose Luis Laparte, President of the Company, of 124,400 shares of restricted stock, vesting over five years, with 23,600 shares vesting annually on the first, second, third and fourth anniversaries of the grant date and 30,000 shares vesting on the fifth anniversary of the grant date.

Item 8.01.	Other Events.

On December 8, 2006 the Company’s Board of Directors established the position of Executive Vice President – Real Estate and Development and appointed Jack McGrory to that position, effective immediately. Mr. McGrory has been a Director of the Company since November 2000, and will continue to serve in that capacity. The Compensation Committee also authorized an annual salary of $150,000 to be paid to Mr. McGrory as Executive Vice President – Real Estate and Development, subject to and effective upon his appointment to that position. Mr. McGrory will receive no additional compensation in connection with his service as a Director of the Company. The Board’s Real Estate Committee, which has been chaired by Mr. McGrory, has been disbanded.

Also on December 8, the Board determined that the Company would not acquire the interest of The Price Group, LLC in Plaza Commercial Lincoln Holding, S.A from Portafolio Inmobilario, S.A. The Company had previously disclosed a waiver of the Code of Business Conduct and Ethics that would have permitted this transaction. Robert E. Price, the Company’s Chairman of the Board and Chief Executive Officer, and Company directors Murray L. Galinson and Jack McGrory are members and managers of The Price Group, LLC. Edgar Zurcher, a Company director, is a director of, and owns a 9.1% interest in, Portafolio Inmobilario, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006	PRICESMART, INC.

	By:	/s/ ROBERT M. GANS
Robert M. Gans
Executive Vice President, General Counsel and Secretary